                                                                    EXHIBIT 20.2



[WFS FINANCIAL INC. LOGO]



                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 2002
                   for Distribution Date of November 20, 2002

COLLECTIONS
                                                                                                                DOLLARS
Payments received                                                                                               38,731,545.87

     Plus:
           Servicer Advances                                                                                       207,560.58
     Less:
           Reimbursement Advances                                                                                        0.00
                                                                                                                -------------

Total Funds Available for Distribution                                                                          38,939,106.45
                                                                                                                =============



DISTRIBUTIONS


     Servicing Fee                                                                   1,218,651.00
                                                                                     ------------

Total Fee Distribution                                                                                           1,218,651.00

     Note Interest Distribution Amount - Class A-1                 253,283.82
     Note Interest Distribution Amount - Class A-2                 505,000.00
     Note Interest Distribution Amount - Class A-3                 733,125.00
     Note Interest Distribution Amount - Class A-4                 811,197.92
                                                                -------------
                                                                 2,302,606.74

     Note Principal Distribution Amount - Class A-1             30,529,728.17
     Note Principal Distribution Amount - Class A-2                      0.00
     Note Principal Distribution Amount - Class A-3                      0.00
     Note Principal Distribution Amount - Class A-4                      0.00
                                                                -------------
                                                                30,529,728.17
Total Class A Interest and Principal Distribution                                                               32,832,334.91

     Note Interest Distribution Amount - Class B-1                 154,218.75
     Note Principal Distribution Amount - Class B-1                      0.00
                                                                -------------

Total Class B Interest and Principal Distribution                                                                  154,218.75

     Note Interest Distribution Amount - Class C-1                 155,833.33
     Note Principal Distribution Amount - Class C-1                      0.00
                                                                -------------

Total Class C Interest and Principal Distribution                                                                  155,833.33

     Note Interest Distribution Amount - Class D-1                  77,109.38
     Note Principal Distribution Amount - Class D-1                      0.00
                                                                -------------

Total Class D Interest and Principal Distribution                                                                  77,109.38

     Spread Account Deposit                                                                                      4,500,959.08
                                                                                                                -------------


Total Distributions                                                                                             38,939,106.45
                                                                                                                =============

                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 2002
                   for Distribution Date of November 20, 2002


                                                                    # of loans
PORTFOLIO DATA:
     Beginning Security Balance                                        73,901                                1,200,434,683.47

       Less:   Principal Balance                                            0      (15,512,893.71)
               Full Prepayments                                          (948)     (12,956,510.34)
               Partial Prepayments                                          0                0.00
               Liquidations                                              (141)      (2,060,324.12)
                                                                                   --------------
                                                                                                               (30,529,728.17)
                                                                                                            -----------------
     Ending Security Balance                                           72,812                                1,169,904,955.30
                                                                                                            =================

OTHER RELATED INFORMATION:

Spread Account:

     Beginning Balance                                                              20,680,410.63
       Deposits                                                                      4,500,959.08
       Reductions                                                                            0.00
                                                                                   --------------
     Ending Balance                                                                                             25,181,369.71

     Beginning Initial Deposit                                                      12,500,000.00
       Repayments                                                                            0.00
                                                                                   --------------
     Ending Initial Deposit                                                                                     12,500,000.00


Modified Accounts:
     Principal Balance                                                                       0.00%                       0.00
     Scheduled Balance                                                                       0.00%                       0.00

Servicer Advances:
     Beginning Unreimbursed Advances                                                   730,470.12
     New Advances                                                                      207,560.58
                                                                                   --------------
                                                                                                                   938,030.70



                                                                    # of loans
                                                                    ----------
Net Charge-Off Data:

     Charge-Offs                                                          151          913,644.96
     Recoveries                                                           (44)        (103,025.09)
                                                                                   --------------
     Net Charge-Offs                                                                                               810,619.87


                                                                    # of loans
                                                                    ----------
Delinquencies (P&I):
     30-59 Days                                                           668        9,715,719.10
     60-89 Days                                                           179        2,563,155.16
     90-119 Days                                                           25          372,866.79
     120 days and over                                                      0                0.00

Repossessions                                                              31          297,178.96

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
 of the Sale and Servicing Agreement)                                       0                                            0.00

Cumulative Charge-Off Percentage                                                                                         0.06%

WAC                                                                                                                   12.2976%
WAM                                                                                                                    61.346

                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 2002
                   for Distribution Date of November 20, 2002

                                           BEGINNING           NOTE QUARTERLY                             TOTAL
                      ORIGINAL             OUTSTANDING            PRINCIPAL             PRIOR           PRINCIPAL
                      PRINCIPAL            PRINCIPAL            DISTRIBUTABLE         PRINCIPAL       DISTRIBUTABLE
CLASSES               BALANCE              BALANCE                  AMOUNT            CARRYOVER          AMOUNT
---------        ----------------      ----------------        --------------         ----------     ---------------
A-1                225,000,000.00        175,434,683.47         30,529,728.17            0.00         30,529,728.17


A-2                300,000,000.00        300,000,000.00                  0.00            0.00                  0.00


A-3                318,750,000.00        318,750,000.00                  0.00            0.00                  0.00


A-4                278,125,000.00        278,125,000.00                  0.00            0.00                  0.00


B-1                 56,250,000.00         56,250,000.00                  0.00            0.00                  0.00


C-1                 50,000,000.00         50,000,000.00                  0.00            0.00                  0.00


D-1                 21,875,000.00         21,875,000.00                  0.00            0.00                  0.00
                 ----------------      ----------------         -------------            ----         -------------
TOTAL            1,250,000,000.00      1,200,434,683.47         30,529,728.17            0.00         30,529,728.17
                 ================      ================         =============            ====         =============



                                                              REMAINING                TOTAL
                   PRINCIPAL                 CURRENT         OUTSTANDING             PRINCIPAL
                 DISTRIBUTION                PRINCIPAL        PRINCIPAL             AND INTEREST
CLASSES             AMOUNT                   CARRYOVER         BALANCE              DISTRIBUTION
---------        -------------               ----------     --------------         --------------
A-1              30,529,728.17                  0.00        144,904,955.30         30,783,011.99


A-2                       0.00                  0.00        300,000,000.00            505,000.00


A-3                       0.00                  0.00        318,750,000.00            733,125.00


A-4                       0.00                  0.00        278,125,000.00            811,197.92


B-1                       0.00                  0.00         56,250,000.00            154,218.75


C-1                       0.00                  0.00         50,000,000.00            155,833.33


D-1                       0.00                  0.00         21,875,000.00             77,109.38
                 -------------                  ----      ----------------         -------------
TOTAL            30,529,728.17                  0.00      1,169,904,955.30         33,219,496.37
                 =============                  ====      ================         =============


                         NOTE QUARTERLY                     TOTAL
                           INTEREST            PRIOR       INTEREST         INTEREST          CURRENT       DEFICIENCY        POLICY
NOTE        INTEREST     DISTRIBUTABLE        INTEREST   DISTRIBUTABLE   DISTRIBUTION         INTEREST        CLAIM           CLAIM
CLASSES      RATE           AMOUNT           CARRYOVER      AMOUNT          AMOUNT           CARRYOVER        AMOUNT          AMOUNT
-------     --------    --------------       ---------   -------------  -------------        ---------      ----------      --------
A-1         1.73250%      253,283.82            0.00      253,283.82      253,283.82            0.00            0.00            0.00

A-2         2.02000%      505,000.00            0.00      505,000.00      505,000.00            0.00            0.00            0.00

A-3         2.76000%      733,125.00            0.00      733,125.00      733,125.00            0.00            0.00            0.00

A-4         3.50000%      811,197.92            0.00      811,197.92      811,197.92            0.00            0.00            0.00

B-1         3.29000%      154,218.75            0.00      154,218.75      154,218.75            0.00            0.00            0.00

C-1         3.74000%      155,833.33            0.00      155,833.33      155,833.33            0.00            0.00            0.00

D-1         4.23000%       77,109.38            0.00       77,109.38       77,109.38            0.00            0.00            0.00
            -------     ------------            ----    ------------    ------------            ----            ----            ----
  TOTAL                 2,689,768.20            0.00    2,689,768.20    2,689,768.20            0.00
                        ============            ====    ============    ============            ====

Note Percentage                                                                                                          100.000000%

Certificate Percentage                                                                                                    0.000000%

                        WFS FINANCIAL 2002-3 OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of October 31, 2002
                   for Distribution Date of November 20, 2002

Detailed Reporting

        See Schedule F



WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of October 31, 2002 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2002.




                                                           ---------------------
                                                           Susan Tyner
                                                           Vice President
                                                           Assistant Controller




                                                           ---------------------
                                                           Mark Olson
                                                           Senior Vice President
                                                           Controller